       As filed with the Securities and Exchange Commission on May 30, 1997

                                                   Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                SPINE-TECH, INC.
             (Exact name of Registrant as specified in its charter)

            MINNESOTA                                            06-1258314
  (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                             Identification No.)


        7375 BUSH LAKE ROAD
       MINNEAPOLIS, MINNESOTA                                     55439
(Address of principal executive offices)                       (Zip Code)



                    SPINE-TECH, INC. 1996 OMNIBUS STOCK PLAN
                             (Full title of the plan)

                                David W. Stassen
                      President and Chief Executive Officer
                                Spine-Tech, Inc.
                               7375 Bush Lake Road
                          Minneapolis, Minnesota  55439
                     (Name and address of agent for service)

  Telephone number, including area code, of agent for service:  (612) 832-5600

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

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                                                      Proposed
                                     Proposed         maximum
     Title of         Amount          maximum        aggregate      Amount of
  securities to        to be      offering price      offering     registration
  be registered   registered (1)   per share (1)    price (1)(2)       fee
--------------------------------------------------------------------------------
  Common Stock,       400,000
  $.01 par value      shares           $33.5625         $13,425,000    $4068.18
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(1)  This Registration Statement relates to an additional 400,000 shares of
     Common Stock to be offered pursuant to the registrant's 1996 Omnibus Stock Plan, for which 500,000 shares of Common Stock have previously been registered pursuant to the registrant's Registration Statement No. 333-07349.

(2) Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registrant's Common Stock on May 22, 1997, as reported on the Nasdaq National Market.

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                                SPINE-TECH, INC.

                                     PART II

                INFORMATION REQUIRED BY GENERAL INSTRUCTION E OF
                         FORM S-8 REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

               These are incorporated in this Registration Statement by reference the contents of the registrant's Registration Statement
No. 333-07349.

ITEM 8.        EXHIBITS (REQUIRED OPINIONS AND CONSENTS).

       Exhibit           Description
       -------           -----------

       5                 Opinion of Faegre & Benson LLP.

       23.1              Consent of Faegre & Benson LLP (included in Exhibit 5).

       23.2              Consent of Ernst & Young LLP.

       99                Spine-Tech, Inc. 1996 Omnibus Stock Plan, as amended.

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                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 28, 1997.

                                   SPINE-TECH, INC.



                                   By /S/ David W. Stassen
                                     -------------------------------------------
                                     David W. Stassen
                                     President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 28, 1997 by the following persons in the capacities indicated.

Signature                          Capacity
---------                          --------


 /S/ David W. Stassen
------------------------------     President and Chief Executive Officer
David W. Stassen                   (Principal Executive Officer)



 /S/ Keith M. Eastman
------------------------------     Chief Financial Officer and Secretary
Keith M. Eastman                   (Principal Financial and Accounting Officer)

 /S/ David W. Stassen
------------------------------
David W. Stassen                   Director         )

 /S/ Robert J. DePasqua
------------------------------
Robert J. DePasqua                 Director         )

 /S/ James F. Lyons
------------------------------                              A majority of the
James F. Lyons                     Director         )       Board of Directors

------------------------------
Stephen D. Kuslich                 Director         )

------------------------------
Kenneth W. Anstey                  Director         )


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                                INDEX TO EXHIBITS


Exhibit                         Description
-------   ----------------------------------------------------

 5        Opinion of Faegre & Benson LLP as to the legality
          of the shares being registered . . . . . . . . . . .   Electronically
                                                                 Transmitted

 23.1 Consent of Faegre & Benson LLP is contained in its opinion filed as Exhibit 5 to this Registration
          Statement

 23.2     Consent of Ernst & Young LLP . . . . . . . . . . . .   Electronically
                                                                 Transmitted

 99       Spine-Tech, Inc. 1996 Omnibus Stock Plan,
          as amended . . . . . . . . . . . . . . . . . . . . .   Electronically
                                                                 Transmitted